UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020 (January 1, 2020)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01	Entry into a Material Definitive Agreement.

Countryside Closing

As previously disclosed on January 13, 2020, MHP Pursuits LLC, a wholly-owned subsidiary of Manufactured Housing Properties Inc., a Nevada corporation (the “Company”), entered into a purchase and sale agreement (the “Countryside Purchase Agreement”) with J & A Real Estate LLC (“J&A”) on January 7, 2020 for the purchase of a manufactured housing community known as Countryside Estates Mobile Home Park (the “Countryside Property”), which is located in Lancaster, North Carolina and totals 110 sites, for a total purchase price of $3.7 million. On March 12, 2020, closing of the Countryside Purchase Agreement was completed and the Company’s newly formed wholly owned subsidiary Countryside MHP LLC (“Countryside”) purchased the Countryside Property.

In connection with the closing, on March 12, 2020, Countryside issued a promissory note to J&A in the principal amount of $3,000,000 (the “Countryside Note”). The remainder of the purchase price for the Countryside Property, or $700,000, was paid in cash. The Countryside Note bears interest at the rate of 5.5% per annum, or the maximum rate allowed by applicable law, and is due and payable in full on March 20, 2050. Payments for the first twelve (12) months of the term of the Countryside Note shall be interest-only in the amount of $13,750 per month. Thereafter, principal and interest, in the amount of $17,201 per month, shall be due and payable based upon a thirty (30) year amortization. If any monthly payment is not received by J&A within fifteen (15) days after the applicable due date, Countryside must pay a late charge in an amount equal to the delinquent amount then due multiplied by 4%. Countryside may prepay the Countryside Note, in whole or in party, at any time without penalty.

The Countryside Note also contains customary events of default, including: (i) if Countryside shall be in default in the payment of any principal, interest or other amount due under the Countryside Note and such default shall not be cured within five (5) days after written notice from J&A; (ii) if Countryside shall be in default in the performance of any non-monetary obligation in the Countryside Note and such default shall not be cured within thirty (30) days after written notice from J&A; or (iii) if Countryside shall default in the due observation or performance of any covenant, condition or agreement contained in the Mortgage (as defined below) and such default shall not be cured within thirty (30) days after written notice from J&A. Upon the occurrence of an event of default, interest on the aggregate outstanding indebtedness (including accrued interest) of the Countryside Note shall increase to 5.5% per annum plus the U.S. Prime Rate as measured and reported by the Wall Street Journal and in effect on the date of default, until such aggregate indebtedness is paid in full.

The Countryside Note is secured by a mortgage, assignment of rents and leases, security agreement and fixture filing with respect to the Countryside Property (the “Mortgage”). The Mortgage contains customary representations, warranties and covenants by Countryside and remedies upon an event of default under the Countryside Note.

The foregoing summary of the terms and conditions of the Countryside Note and the Mortgage does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.2 and 10.3, respectively, which are incorporated herein by reference.

Evergreen Signing and Closing

On January 1, 2020, MHP Pursuits LLC, a wholly-owned subsidiary of the Company, entered into a purchase and sale agreement (the “Evergreen Purchase Agreement”) with Evergreen Marketing LLC for the purchase of a manufactured housing community known as Evergreen Pointe Mobile Home Park (the “Evergreen Property”), which is located in Dandridge, Tennessee and totals 65 sites, for a total purchase price of $1,438,000. On March 17, 2020, closing of the Evergreen Purchase Agreement was completed and the Company’s newly formed wholly owned subsidiary Evergreen MHP LLC (“Evergreen”) purchased the Evergreen Property.

In connection with the closing, on March 17, 2020, Evergreen entered into a loan agreement (the “Loan Agreement”) with Hunt Mortgage Capital, LLC (the “Lender”) for a loan in the principal amount of $1,150,000 and Evergreen issued a promissory note to the Lender in the principal amount of $1,150,000 (the “Evergreen Note”). The remainder of the purchase price for the Evergreen Property, or $288,000, was paid in cash.

The Evergreen Note bears interest at a rate of 3.99% per annum and is due and payable on April 1, 2032. The monthly payments under the Evergreen Note are equal to $5,483.65. If any monthly payment is not received by the Lender within ten (10) days after the applicable due date, Evergreen must pay a late charge in an amount equal to the delinquent amount then due multiplied by 5%. Furthermore, if any payment remains past due for thirty (30) days or more, interest on such unpaid amounts shall accrue at the lesser of 7.99% or the maximum rate allowed by applicable law. Evergreen may prepay the Evergreen Note in full, but not in part, at any time if it pays a prepayment premium calculated in accordance with the Loan Agreement.

The Evergreen Note is secured by the Evergreen Property and guaranteed by Mr. Raymond M. Gee, the Company’s Chief Executive Officer, Gvest Capital Real Estate LLC, an entity controlled by Mr. Gee, and the Company (the “Guarantors”).

The Loan Agreement was subject to customary closing conditions and contains customary representations and warranties. The Loan Agreement also contains customary financial and other covenants for a loan of this type. The Loan Agreement also contains customary events of default, some of which are subject to cure periods as set forth in the Loan Agreement, including, but not limited to: (i) any failure by Evergreen to pay or deposit when due any amount required by the Note, the Loan Agreement or any other loan document (as defined in the Loan Agreement); (ii) any failure by Evergreen to maintain the insurance coverage required by any loan document; (iii) if any warranty, representation, certification, or statement of Evergreen or any Guarantor in the Loan Agreement or any of the other loan documents is false inaccurate, or misleading in any material respect when made; (iv) the fraud, gross negligence, willful misconduct, or material misrepresentation or material omission by or on behalf of Borrower or any Guarantor or any of their officers, directors, trustees, partners, members, or managers in connection with the application for, or creation of, the loan or any financial statement, rent roll, or other report or information provided to Lender during the term of the loan; (v) the occurrence of any transfer (as defined in the Loan Agreement) not permitted by the loan documents; (vi) the occurrence of a bankruptcy event (as defined in the Loan Agreement); (vii) if a Guarantor is a natural person, the death of such individual, unless certain requirements set forth in the Loan Agreement are met; (viii) the occurrence of a guarantor bankruptcy event (as defined in the Loan Agreement), unless certain requirements of the Loan Agreement are met; (ix) any failure by Evergreen or a Guarantor to comply with certain covenants in the Loan Agreement; or (x) any failure by Evergreen to perform any of its obligations under the Loan Agreement or any loan document as and when required.

The foregoing summary of the terms and conditions of the Evergreen Purchase Agreement, the Loan Agreement and Evergreen Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Countryside Note, the Evergreen Note and the Loan Agreement and the Note is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of businesses acquired will be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement, dated January 7, 2020, between MHP Pursuits LLC and J & A Real Estate LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 13, 2020)
10.2	Promissory Note issued by Countryside MHP LLC to J & A Real Estate LLC on March 12, 2020
10.3	Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 12, 2020, between Countryside MHP LLC and J & A Real Estate LLC
10.4	Purchase and Sale Agreement, dated January 1, 2020, between MHP Pursuits LLC and Evergreen Marketing LLC
10.5	Loan Agreement, dated March 17, 2020, between Evergreen MHP LLC and Hunt Mortgage Capital, LLC
10.6	Promissory Note issued by Evergreen MHP LLC to Hunt Mortgage Capital, LLC on March 17, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

3